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                            GATELY & ASSOCIATES, LLC
                              1248 woodbridge Court
                        Altamonte Springs, Florida 32714
                                 (407) 341-6942

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement of Jitsource, Inc. on Form SB-2 of our report dated February 12, 2003, on the financial statements of Jitsource, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.



By: /s/ J. Gately
   ---------------------------
Gately & Associates, LLC
Certified Public Accountants
Orlando, Florida
April 1, 2003

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